UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

Trecora Resources
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-33926 (Commission File Number)	75-1256622 (IRS Employer Identification No.)

1650 Hwy 6 South, Suite 190
Sugar Land, Texas 77478
(Address of principal executive offices)

(281) 980-5522
(Registrant's Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company	[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 22 2018, John R. (Dick) Townsend resigned from the board of directors of Trecora Resources (the "Company"), including his positions as chair of the compensation committee and member of the audit committee, as part of the Company's transformation plan focused on upgrading work processes and implementing organizational changes to drive manufacturing performance.  Further to that plan, the Company has appointed Mr. Townsend to serve as Executive Vice President, Chief Manufacturing Officer, of the Company effective June 4, 2018.
Mr. Townsend has a Bachelor of Science in Chemical Engineering from Louisiana Tech University and over 30 years of experience in the petrochemical industry with Mobil Chemical Company, which subsequently became ExxonMobil Chemical Company. During his tenure with both companies, Mr. Townsend held the positions of Technical Service Engineer, Technical Department Section Supervisor, Planning Associate, Operations Manager, Plant Manager and Site Manager.
A copy of the press release issued by the Company announcing these organizational changes is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release of the Company, dated May 23, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TRECORA RESOURCES

Date:  May 23, 2018 By: /s/ Sami Ahmad
          Sami Ahmad
          Chief Financial Officer

Exhibit No. 99.1

Trecora Resources Appoints John R. (Dick) Townsend as Executive Vice President, Chief Manufacturing Officer

SUGAR LAND, Texas, May 23, 2018 – Trecora Resources (NYSE: TREC), a leading provider of high purity specialty hydrocarbons and waxes, today announced the appointment of John R. (Dick) Townsend as Executive Vice President, Chief Manufacturing Officer. Townsend will report directly to Chief Executive Officer Simon Upfill-Brown.

A transformation plan has been developed to focus on upgrading work processes and implementing organizational changes to drive manufacturing performance. Townsend will lead this effort in his new role, and as a result, will step down from his current Director position on the Company's Board.

"We are excited to add Dick to the Trecora leadership team and expect to benefit greatly from his extensive manufacturing background and knowledge as we implement improvements to both work process and organizational systems," said Simon Upfill-Brown. "Specifically, Dick's experience leading transformational change in manufacturing environments will be of great value as we strive for operational excellence in our facilities. In addition, having served on our Board since 2011, Dick brings a deep understanding of Trecora to his position on day one."

Townsend has a Bachelor of Science in Chemical Engineering from Louisiana Tech University and over 30 years of experience in the petrochemical industry with Mobil Chemical Company which subsequently became ExxonMobil Chemical Company. During his tenure with both companies, Townsend held the positions of Technical Service Engineer, Technical Department Section Supervisor, Planning Associate, Operations Manager, Plant Manager and Site Manager.

"It has been rewarding to contribute at the Board level as the Company has invested in several large capital projects to position it for success in a growing U.S. chemicals industry. I am now pleased to have the opportunity to apply my experience as part of the management team to ensure we fully capitalize on those investments," Townsend added.

About Trecora Resources (TREC)
TREC owns and operates a facility located in southeast Texas, just north of Beaumont, which specializes in high purity hydrocarbons and other petrochemical manufacturing. TREC also owns and operates a leading manufacturer of specialty polyethylene waxes and provider of custom processing services located in the heart of the Petrochemical complex in Pasadena, Texas. In addition, the Company is the original developer and a 33.4% owner of Al Masane Al Kobra Mining Co., a Saudi Arabian joint stock company.

Investor Relations Contact:
Jean Marie Young
The Piacente Group, Inc.
212-481-2050
trecora@tpg-ir.com

###